UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

MEGA MATRIX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

650-340-1888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MPU	NYSE American Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Unit Subscription Agreement

On January 12, 2024, Mega Matrix Corp. (the “Company”) entered into a Unit Subscription Agreement (the “Agreement”) with certain investors (collectively the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit (the “Offering Purchase Price”). Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire (“Offering”). The Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Offering occurred on January 17, 2024.

Each Subscriber has represented that it is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”), and has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the Subscriber’s purchase as contemplated by the Agreement.

The foregoing descriptions of the Agreement and Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Offering, on January 12, 2024 (the “Effective Date”), the Company entered into a Finders Agreement with Web3 Capital Limited, a company formed under the laws of Cayman Islands (“Finder”). Under the Finders Agreement, the Finder was engaged on a non-exclusive basis to introduce potential subscribers that are non-U.S. Person (as defined in Regulation S) to the Offering. The Company has agreed to a fee equal to 5% of the cash payment received by the Company for all Units purchased by investors introduced by the Finder. This fee can be paid in either cash or common stock, at the sole discretion of the Company. Upon the closing of the Offering, the Company elected to pay the fees in shares and issued 124,000 shares of its common stock to the Finder under the Finders Agreement.

The shares of common stock to be issued in connection with the sale of Units, upon exercise of the Warrants, and in connection with the Finders Agreement were made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and/or Regulation S as promulgated by the SEC under the Securities Act. The offering of the securities were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Certificate
10.1	Form of Unit Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mega Matrix Corp.
a Delaware corporation

By:	/s/ Yucheng Hu
Yucheng Hu, Chief Executive Officer

Dated: January 18, 2024

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